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                                                                   EXHIBIT 10.12



                           FINANCIAL ADVISOR AGREEMENT


THIS FINANCIAL ADVISOR AGREEMENT (the "Agreement") entered into as of the 1st day of May, 1998, by and between The Bank of Nashville, Nashville, Tennessee (the "Bank") and Harold J. Castner (the "Employee").

WHEREAS, the Bank is, contemporaneously with the Agreement, entering into a Dual Employee Program Agreement (the "Dual Employee Agreement") and a Lease Agreement (the "Lease") (collectively, the Legg Mason Agreements"), with LM Financial Partners, Inc. ("LMFP") and Legg Mason Financial Services, Inc. ("LMFS"); and

WHEREAS, the Legg Mason Agreements contemplate that certain individuals shall
(i) be registered and qualified as necessary with the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers ("NASD") and appropriate state regulatory authorities, (ii) shall be employed by LMFP in addition to their employment by the Bank, and (iii) shall be licensed as insurance agents with appropriate state regulatory authorities (the "Dual Employees"); and

WHEREAS, the Bank and the Employee have agreed that the Bank shall employ the Employee and the Employee shall serve as a Dual Employee.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Bank and the Employee hereby agree as follows:

1. The Bank hereby employs the Employee as an employee-at-will and the Employee hereby accepts employment by the Bank as an employee-at-will. There is absolutely no intention that this Agreement be construed as a contract of employment for any period of time, and it is agreed and understood that the Bank may terminate the Employee at any time for any reason or for no specific reason.

2. The Employee, as a Dual Employee, shall be subject to the exclusive control of LMFP and LMFS with respect to his conduct as a registered representative of LMFP, and the Bank shall strictly honor such control relationship and shall not have any involvement whatsoever in any of the securities brokerage, investment advisory and insurance services provided by the Employee as a Dual Employee.

3. The Employee will be compensated based upon the monthly Program Payments received by the Bank under the Dual Employee Agreement and the Rent payments received by the Bank under the Lease to the extent such Program Payments and Rent payments result from LMFP Products (as defined in the Legg Mason Agreements) sold by or credited to the Employee (the "Employee's Gross Production") as follows:



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A.       The Employee shall be credited with an amount equal to 46% of the
         Employee's Gross Production for the preceding month (the Employee's Credit").

B.       The Employee's Credit shall be reduced by the following:

         (i) the total amount paid by the Bank for any personal assistant assigned to the Employee (the "Personal Assistant") with respect to salary, employee benefits and the portion of FICA taxes and medicare taxes paid by the Bank with respect to the Personal Assistant;

         (ii) amounts withheld by the Bank with respect to applicable federal and state (if applicable) income, FICA, medicare and other taxes or assessments the Bank is now or in the future required to withhold;

         (iii) the amount the Employee is required to pay for employee benefits provided by the Bank, consistent with the Bank's policies as applicable to Bank employees generally;

C. An amount equal to the Employee's Credit, reduced by the amounts in paragraph 3B hereof shall be paid to the Employee by the 10th day of each month.

4. The Employee shall be entitled to the services of one or more Personal Assistants who shall be employees of the Bank and whose compensation and benefits shall be reimbursed by the Employee to the Bank pursuant to paragraph 3B(i) above; provided, however, the terms of employment of any such Personal Assistant, including, but not limited to, salary, benefits, hours and working conditions, are subject to the prior written approval of the Bank and shall not be altered or changed without the prior written approval of the Bank.

5. The Employee shall be granted options to purchase 4,992 shares (based on 1,000 options for each $100,000 gross production generated by the Employee as an employee of Legg Mason Wood Walker Incorporated for the 12 months immediately preceding the date of this Agreement (the "LMWWI Gross Production")) of the common stock of Community Financial Group, Inc. pursuant to and on the terms and conditions of the Community Financial Group, Inc. 1997 Nonstatutory Stock Option Plan.

6. As consideration for the transfer to the Bank of accounts originated by the employee while an employee of Legg Mason Wood Walker Incorporated, the Bank will loan to the Employee, pursuant to the Promissory Note attached as Exhibit A to



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the Financial Advisor Promissory Note Repayment Agreement, which is attached hereto and incorporated herein (the "Note Repayment Agreement"), $124,813.27 (an amount equal to 25% of the LMWWI Gross Production, such Promissory Note to be reduced by the Bank pursuant to the terms of the Note Repayment Agreement.

7. In the event the Employee's employment with the Bank is terminated coincident with or following a change in control (as defined in the Note Repayment Agreement), wether involuntarily by the Bank or voluntarily by the Employee for Good Reason (as defined in the Note Repayment Agreement), the Employee shall have the right, without payment to the Bank, to solicit for transfer any of the clients the Employee served while acting as a Dual Employee.

8. In connection with the Employee's application to the Bank to become an employee-at-will of the Bank, the Employee hereby certifies the following to be true:

         A. I am not currently subject to any state or federal administrative enforcement order or judgment entered by any state or federal securities administrator within the past five
                  (5) years and I am not subject to any state or federal administrative enforcement order or judgment in which fraud or deceit, including, but not limited to, making untrue statements of material facts or omitting to state material facts, was found and the order or judgment was entered within the past five (5) years;

         B. I am not subject to any state or federal administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities;

         C. I am not currently subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining me, and I am not subject to any jurisdiction permanently restraining or enjoining me from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with a state or federal securities administrator entered within the past five (5) years; and

         D. I have not been convicted within the past five (5) years of any felony or misdemeanor in connection with the offer, purchase or sale of any security or any felony involving


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                  fraud or deceit, including, but not limited to, forgery,
                  embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud.

9. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Tennessee.

10. The Bank's failure to enforce a breach of this Agreement will not constitute a waiver of the Bank's right to enforce any other breach of this Agreement.

11. If any part of this Agreement shall be held invalid or unenforceable, that part shall be deemed modified as necessary to make it effective, and the remaining provisions of this Agreement shall remain in effect.

12. The Employee understands that the Bank is relying on the representations and agreements evidenced herein and in the Note Repayment Agreement and the Promissory Note which, it is agreed, incorporate the entire understanding between the Employee and the Bank on the subject matter covered by this Agreement and may not be changed except by a writing signed by a duly authorized officer of the Bank and the Employee. The Bank shall have the right to assign this Agreement, the Note Repayment Agreement and/or the Promissory Note to any affiliate of the Bank. An "affiliate" of the Bank shall include any entity in control of, controlled by or under common control with the Bank.

13. The Employee acknowledges that the Employee was given the opportunity to read this Agreement and to seek the assistance of counsel before the Employee decided to accept employment by the Bank and to sign this Agreement.



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IN WITNESS WHEREOF, the parties have caused this Financial Advisor Agreement to be executed as of the date first hereinabove written.



 /s/Pamela F. Morris                       /s/Harold J. Castner
--------------------------------           ------------------------------
Witness                                    (Employee)


                                           THE BANK OF NASHVILLE
ATTEST:

/s/Joan B. Marshall, SVP                   By: /s/Mack S. Linebaugh, Jr.
--------------------------------           ------------------------------

                                           Title: President













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